Exhibit 99.1

For Immediate Release	Contact:	David F. Kirby
Hudson
212-351-7216
david.kirby@hudson.com

Hudson Global Reports 2017 Second Quarter Results

NEW YORK, NY - August 3, 2017 - Hudson Global, Inc. (Nasdaq: HSON), a leading global talent solutions company, today announced financial results for the second quarter ended June 30, 2017.

2017 Second Quarter Summary

•	Revenue of $113.6 million increased 0.5 percent from the second quarter of 2016 and increased 3.6 percent in constant currency.

•	Gross margin of $48.3 million increased 3.2 percent from the second quarter of 2016 or 6.1 percent in constant currency.

•	Net income of $1.2 million, or $0.04 per basic and diluted share, compared with net loss of $3.1 million, or $0.09 per basic and diluted share, for the second quarter of 2016.

•
Adjusted EBITDA* of $3.4 million, compared with an adjusted EBITDA loss of $0.7 million in the second quarter of 2016. Adjusted EBITDA in 2016 included $2.5 million of compensation and legal fees related to an arbitration with the company's former chairman and chief executive officer.

"We delivered solid gross margin growth around the globe, with growth in nearly every country and notable improvement in the U.K. and China," said Stephen Nolan, chief executive officer at Hudson. "We are pleased to report positive adjusted EBITDA for the fourth consecutive quarter, as we continue to focus on our core markets and practices, delivering growth and positive cash from operations."
* Adjusted EBITDA and EBITDA are defined in the segment tables at the end of this release.

Regional Highlights

Americas

In the second quarter of 2017, Hudson Americas' gross margin increased 18 percent compared with the second quarter of 2016. RPO gross margin increased in the second quarter on continued strong demand across the client base. EBITDA was $0.3 million in the second quarter, compared with an EBITDA loss of $0.2 million a year ago. The region delivered adjusted EBITDA of $0.4 million for the second quarter, compared with an adjusted EBITDA loss of $45 thousand a year ago, driven by gross margin growth.

Asia Pacific

Hudson Asia Pacific's gross margin increased 5 percent in constant currency in the second quarter of 2017 compared with the same period in 2016. Gross margin growth was led by Asia, up 12 percent, with a solid recovery in China, up 7 percent, while Hong Kong and Singapore also grew, up 30 percent and 11 percent, respectively, from a year ago. Australia/New Zealand continued to grow, up 2 percent in the quarter. EBITDA was $1.3 million in the second quarter, compared with EBITDA of $0.6 million a year ago. Asia Pacific delivered adjusted EBITDA of $1.9 million, improving from adjusted EBITDA of $1.3 million in the second quarter of 2016.

Europe

Hudson Europe's gross margin increased 6 percent in constant currency in the second quarter of 2017 from the second quarter of 2016. Growth was driven by Continental Europe, up 11 percent, with growth in Belgium, France, Spain, and Poland, on strong demand in permanent recruitment. In the U.K., gross margin declined 2 percent against prior year, but increased 7 percent sequentially from the first quarter of 2017. EBITDA was $2.6 million in the second quarter, compared with EBITDA of $1.6 million a year ago. Adjusted EBITDA was $3.1 million in the second quarter of 2017, improving from $2.3 million a year ago.

Liquidity and Capital Resources

The company ended the second quarter of 2017 with $37.6 million in liquidity, composed of $14.9 million in cash and $22.7 million in availability under its credit facilities. This compares with $14.8 million in cash and $15.0 million in availability under its credit facilities at the end of the first quarter of 2017. The company generated $4.5 million in cash flow from operations during the second quarter, due to positive net income and working capital management. This compares with $4.3 million usage of cash in the second quarter of 2016. The company had $6.8 million in outstanding borrowings at the end of the second quarter of 2017, primarily in Australia.

Share Repurchase Program

During the second quarter, the company continued its share repurchase program which has an authorization of up to $10 million of the company’s common stock. The company purchased 140,839 shares for $0.2 million as part of the repurchase program during the second quarter. Since the inception of this program in the third quarter of 2015 through the end of the second quarter of 2017, the company has purchased 3,406,991 shares for $7.0 million.

Business Outlook

With respect to forward-looking non-GAAP measures, a reconciliation of the non-GAAP measures to the corresponding GAAP measures is not available without unreasonable efforts due to the variability, complexity and low visibility of the non-cash and other items described below that we exclude from the non-GAAP outlook measures. The variability of these items is likely to have a significant impact on our future GAAP financial results.

Given current economic conditions, the company expects third quarter 2017 revenue of between $110 million and $120 million and adjusted EBITDA of between breakeven and $2.0 million at prevailing exchange rates. In the third quarter of 2016, revenue was $108.1 million and adjusted EBITDA was $0.4 million. This outlook assumes an average exchange rate of 1.30 US Dollars to the British Pound, 1.16 US Dollars to the Euro and 0.78 US Dollars to the Australian Dollar.

Conference Call/Webcast

Hudson will conduct a conference call today at 10:00 a.m. ET to discuss this announcement. Individuals wishing to listen can access the webcast on the investor information section of the company's web site at Hudson.com.

The archived call will be available on the investor information section of the company's web site at Hudson.com.

About Hudson

Hudson is a global talent solutions company with expertise in leadership and specialized recruitment, recruitment process outsourcing, talent management and contracting solutions. We help our clients and candidates succeed by leveraging our expertise, deep industry and market knowledge, and proprietary assessment tools and techniques. Operating around the globe through relationships with millions of specialized professionals, we bring an unparalleled ability to match talent with opportunities by assessing, recruiting, developing and engaging the best and brightest people for our clients. We combine broad geographic presence, world-class talent solutions and a tailored, consultative approach to help businesses and professionals achieve higher performance and outstanding results. More information is available at Hudson.com.

Forward-Looking Statements

This press release contains statements that the company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties and assumptions, including industry and economic conditions' that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, global economic fluctuations; the company’s ability to successfully achieve its strategic initiatives; risks related to fluctuations in the company's operating results from quarter to quarter; the ability of clients to terminate their relationship with the company at any time; competition in the company's markets; the negative cash flows and operating losses that may recur in the future; restrictions on the company's operating flexibility due to the terms of its credit facilities; risks associated with the company's investment strategy; risks related to international operations, including foreign currency fluctuations; the company's dependence on key management personnel; the company's ability to attract and retain highly skilled professionals; the company's ability to collect accounts receivable; the company’s ability to maintain costs at an acceptable level; the company's heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to providing uninterrupted service to clients; the company's exposure to employment-related claims from clients, employers and regulatory authorities, current and former employees in connection with the company’s business reorganization initiatives and limits on related insurance coverage; the company’s ability to utilize net operating loss carry-forwards; volatility of the company's stock price; the impact of government regulations; and restrictions imposed by blocking arrangements. Additional information concerning these and other factors is contained in the company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

###
Financial Tables Follow

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue	$113,591	$113,067	$216,996	$214,294
Direct costs	65,265	66,228	126,238	126,193
Gross margin	48,326	46,839	90,758	88,101
Operating expenses:
Salaries and related	36,062	38,582	69,504	72,132
Other selling, general and administrative	9,363	9,733	18,190	19,825
Depreciation and amortization	687	805	1,353	1,493
Business reorganization	(63)	144	159	781
Total operating expenses	46,049	49,264	89,206	94,231
Operating income (loss)	2,277	(2,425)	1,552	(6,130)
Non-operating income (expense):
Interest income (expense), net	(119)	(101)	(207)	(155)
Other income (expense), net	(9)	(13)	(390)	(150)
Income (loss) from continuing operation before provision for income taxes	2,149	(2,539)	955	(6,435)
Provision for income taxes from continuing operations	870	808	1,025	482
Income (loss) from continuing operations	1,279	(3,347)	(70)	(6,917)
Income (loss) from discontinued operations, net of income taxes	(53)	209	(18)	292
Net income (loss)	$1,226	$(3,138)	$(88)	$(6,625)
Basic and diluted earnings (loss) per share:
Basic and diluted earnings (loss) per share from continuing operations	$0.04	$(0.10)	$—	$(0.21)
Basic and diluted earnings (loss) per share from discontinued operations	—	0.01	—	0.01
Basic and diluted earnings (loss) per share	$0.04	$(0.09)	$—	$(0.20)
Weighted-average shares outstanding:
Basic	32,048	33,252	32,104	33,434
Diluted	32,048	33,252	32,104	33,434
Dividends declared per common share	$—	$0.05	$—	$0.10

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$14,859	$21,322
Accounts receivable, less allowance for doubtful accounts of $696 and $799, respectively	72,147	58,517
Prepaid and other	5,987	4,265
Current assets of discontinued operations	38	38
Total current assets	93,031	84,142
Property and equipment, net	6,495	7,041
Deferred tax assets, non-current	6,876	6,494
Other assets	3,646	4,135
Total assets	$110,048	$101,812
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,402	$4,666
Accrued expenses and other current liabilities	41,198	36,154
Short-term borrowings	6,763	7,770
Accrued business reorganization expenses	1,266	1,756
Current liabilities of discontinued operations	25	233
Total current liabilities	56,654	50,579
Deferred rent and tenant improvement contributions	2,489	2,968
Income tax payable, non-current	2,140	2,211
Other non-current liabilities	4,154	4,169
Total liabilities	65,437	59,927
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 100,000 shares authorized; issued 34,959 and 34,910 shares, respectively	34	34
Additional paid-in capital	482,973	482,265
Accumulated deficit	(440,566)	(440,478)
Accumulated other comprehensive income	9,564	6,931
Treasury stock, 3,568 and 3,145 shares, respectively, at cost	(7,394)	(6,867)
Total stockholders’ equity	44,611	41,885
Total liabilities and stockholders' equity	$110,048	$101,812

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE
(in thousands)
(unaudited)

For The Three Months Ended June 30, 2017	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$4,161	$69,264	$40,166	$—	$113,591
Gross margin, from external customers	$3,735	$23,432	$21,159	$—	$48,326
Adjusted EBITDA (loss) (1)	$404	$1,868	$3,081	$(1,934)	$3,419
Business reorganization expenses (recovery)	1	—	(64)	—	(63)
Stock-based compensation expense	20	19	45	433	517
Non-operating expense (income), including corporate administration charges	82	540	488	(1,100)	10
EBITDA (loss) (1)	$301	$1,309	$2,612	$(1,267)	$2,955
Depreciation and amortization expenses					687
Interest expense (income), net					119
Provision for (benefit from) income taxes					870
Income (loss) from continuing operations					$1,279
Income (loss) from discontinued operations, net of income taxes					(53)
Net income (loss)					$1,226

For The Three Months Ended June 30, 2016	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$3,661	$62,039	$47,367	$—	$113,067
Gross margin, from external customers	$3,180	$22,416	$21,243	$—	$46,839
Adjusted EBITDA (loss) (1)	$(45)	$1,259	$2,308	$(4,244)	$(722)
Business reorganization expenses (recovery)	(22)	77	109	(20)	144
Stock-based compensation expense	47	118	93	496	754
Non-operating expense (income), including corporate administration charges	108	489	553	(1,137)	13
EBITDA (loss) (1)	$(178)	$575	$1,553	$(3,583)	$(1,633)
Depreciation and amortization expenses					805
Interest expense (income), net					101
Provision for (benefit from) income taxes					808
Income (loss) from continuing operations					$(3,347)
Income (loss) from discontinued operations, net of income taxes					209
Net income (loss)					$(3,138)

(1)
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses, stock-based compensation expense and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE (continued)
(in thousands)
(unaudited)

For The Three Months Ended March 31, 2017	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$4,315	$59,710	$39,380	$—	$103,405
Gross margin, from external customers	$3,836	$19,735	$18,861	$—	$42,432
Adjusted EBITDA (loss) (1)	$334	$121	$1,493	$(1,594)	$354
Business reorganization expenses (recovery)	(92)	—	336	(22)	222
Stock-based compensation expense	33	6	43	109	191
Non-operating expense (income), including corporate administration charges	59	848	235	(761)	381
EBITDA (loss) (1)	$334	$(733)	$879	$(920)	$(440)
Depreciation and amortization expenses					666
Interest expense (income), net					88
Provision for (benefit from) income taxes					155
Income (loss) from continuing operations					$(1,349)
Income (loss) from discontinued operations, net of income taxes					35
Net income (loss)					$(1,314)

For The Three Months Ended September 30, 2016	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$4,163	$64,607	$39,366	$—	$108,136
Gross margin, from external customers	$3,691	$22,414	$17,437	$—	$43,542
Adjusted EBITDA (loss) (1)	$423	$1,122	$100	$(1,294)	$351
Business reorganization expenses (recovery)	(3)	(1)	188	(1)	183
Stock-based compensation expense	5	(41)	55	134	153
Non-operating expense (income), including corporate administration charges	95	889	323	(1,012)	295
EBITDA (loss) (1)	$326	$275	$(466)	$(415)	$(280)
Depreciation and amortization expenses					801
Interest expense (income), net					109
Provision for (benefit from) income taxes					718
Income (loss) from continuing operations					$(1,908)
Income (loss) from discontinued operations, net of income taxes					35
Net income (loss)					$(1,873)

(1)
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses, stock-based compensation expense and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - YEAR TO DATE (continued)
(in thousands)
(unaudited)

For The Six Months Ended June 30, 2017	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$8,475	$128,974	$79,547	$—	$216,996
Gross margin, from external customers	$7,571	$43,166	$40,021	$—	$90,758
Adjusted EBITDA (loss) (1)	$738	$1,987	$4,574	$(3,527)	$3,772
Business reorganization expenses (recovery)	(91)	—	272	(22)	159
Stock-based compensation expense	53	29	88	538	708
Non-operating expense (income), including corporate administration charges	141	1,341	774	(1,866)	390
EBITDA (loss) (1)	$635	$617	$3,440	$(2,177)	$2,515
Depreciation and amortization expenses					1,353
Interest expense (income), net					207
Provision for (benefit from) income taxes					1,025
Income (loss) from continuing operations					(70)
Income (loss) from discontinued operations, net of income taxes					(18)
Net income (loss)					$(88)

For The Six Months Ended June 30, 2016	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$7,498	$113,110	$93,686	$—	$214,294
Gross margin, from external customers	$6,520	$41,187	$40,394	$—	$88,101
Adjusted EBITDA (loss) (1)	$198	$1,105	$2,779	$(6,812)	$(2,730)
Business reorganization expenses (recovery)	(38)	274	593	(48)	781
Stock-based compensation expense	76	198	137	715	1,126
Non-operating expense (income), including corporate administration charges	175	1,289	826	(2,140)	150
EBITDA (loss) (1)	$(15)	$(656)	$1,223	$(5,339)	$(4,787)
Depreciation and amortization expenses					1,493
Interest expense (income), net					155
Provision for (benefit from) income taxes					482
Income (loss) from continuing operations					(6,917)
Income (loss) from discontinued operations, net of income taxes					292
Net income (loss)					$(6,625)

(1)
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses, stock-based compensation expense and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
RECONCILIATION FOR CONSTANT CURRENCY
(in thousands) (unaudited)

The company operates on a global basis, with the majority of its gross margin generated outside of the United States. Accordingly, fluctuations in foreign currency exchange rates can affect its results of operations. Constant currency information compares financial results between periods as if exchange rates had remained constant period-over-period. The company currently defines the term “constant currency” to mean that financial data for a previously reported period are translated into U.S. dollars using the same foreign currency exchange rates that were used to translate financial data for the current period. Changes in revenue, gross margin, selling, general and administrative expenses ("SG&A"), business reorganization expenses and other non-operating income (expense), operating income (loss) and EBITDA (loss) include the effect of changes in foreign currency exchange rates. Variance analysis usually describes period-to-period variances that are calculated using constant currency as a percentage. The company’s management reviews and analyzes business results in constant currency and believes these results better represent the company’s underlying business trends. The company believes that these calculations are a useful measure, indicating the actual change in operations. There are no significant gains or losses on foreign currency transactions between subsidiaries. Therefore, changes in foreign currency exchange rates generally impact only reported earnings.

	Three Months Ended June 30,
	2017	2016
	As	As	Currency	Constant
	reported	reported	translation	currency
Revenue:
Hudson Americas	$4,161	$3,661	$(8)	$3,653
Hudson Asia Pacific	69,264	62,039	458	62,497
Hudson Europe	40,166	47,367	(3,875)	43,492
Total	$113,591	$113,067	$(3,425)	$109,642
Gross margin:
Hudson Americas	$3,735	$3,180	$(8)	$3,172
Hudson Asia Pacific	23,432	22,416	(12)	22,404
Hudson Europe	21,159	21,243	(1,261)	19,982
Total	$48,326	$46,839	$(1,281)	$45,558
SG&A (1):
Hudson Americas	$3,348	$3,246	$(7)	$3,239
Hudson Asia Pacific	21,529	21,217	(119)	21,098
Hudson Europe	18,188	19,108	(1,220)	17,888
Corporate	2,361	4,744	—	4,744
Total	$45,426	$48,315	$(1,346)	$46,969
Business reorganization expenses:
Hudson Americas	$1	$(22)	$—	$(22)
Hudson Asia Pacific	—	77	(1)	76
Hudson Europe	(64)	109	(5)	104
Corporate	—	(20)	—	(20)
Total	$(63)	$144	$(6)	$138
Operating income (loss):
Hudson Americas	$384	$(76)	$(2)	$(78)
Hudson Asia Pacific	1,405	626	108	734
Hudson Europe	2,928	1,918	(20)	1,898
Corporate	(2,440)	(4,893)	—	(4,893)
Total	$2,277	$(2,425)	$86	$(2,339)
EBITDA (loss):
Hudson Americas	$301	$(178)	$(5)	$(183)
Hudson Asia Pacific	1,309	575	111	686
Hudson Europe	2,612	1,553	(16)	1,537
Corporate	(1,267)	(3,583)	—	(3,583)
Total	$2,955	$(1,633)	$90	$(1,543)

(1)	SG&A is a measure that management uses to evaluate the segments’ expenses and includes salaries and related costs and other selling, general and administrative costs.